March 20, 2018

James E. Evans
Great American Insurance Group Tower
301 East Fourth Street
Cincinnati, Ohio 45202

RE: Consulting Agreement

Dear Jim:

The purpose of this letter is to set forth in writing our agreement concerning your service as an executive consultant to American Financial Group, Inc. ("AFG") during 2018.

To that end, you and the Company hereby agree as follows:
1. Consulting Arrangement.  Beginning on the date of this letter and continuing through December 31, 2018, you agree to provide consulting services to AFG and related organizations, including, without limitation, the subsidiaries and affiliates of AFG and their shareholders, officers, directors, employees and agents (collectively, the "Company"), making yourself available to answer questions and consult with the Company upon reasonable request.  This consulting arrangement shall be on substantially the same terms as provided in our prior consulting agreement dated August 19, 2013, as amended, that expired on December 31, 2017, except as provided herein.
2. Consulting Fee.  The consulting fee for your consulting services to the Company hereunder shall be $300,000, paid in installments as agreed upon.

If after review of this letter, you find it acceptable, please sign, date and return an original copy to me.
Very truly yours, AMERICAN FINANCIAL GROUP, INC. By: /s/ S. Craig Lindner S. Craig Lindner Co-Chief Executive Officer

ACCEPTED AND AGREED: /s/ James E. Evans James E. Evans March 20, 2018 Date